Exhibit 10.10

AMENDMENT TO
TARGA RESOURCES INVESTMENTS INC.
KEY EMPLOYEE LONG TERM INCENTIVE PLAN

WHEREAS, TARGA RESOURCES INVESTMENTS INC. (the “Company”) has heretofore adopted the TARGA RESOURCES INVESTMENTS INC. KEY EMPLOYEE LONG TERM INCENTIVE PLAN (the “Plan”) for the benefit of certain of the employees of the Company and its affiliates and as an incentive for such individuals to remain employees of the Company or its affiliates;

WHEREAS, the Company may amend the Plan at any time in its discretion; and

 WHEREAS, the Company desires to amend the Plan to comply with section 409A of the Internal Revenue of Code of 1986, as amended;

NOW, THEREFORE, the Plan shall be amended as follows, effective as of December 18th, 2008:

1.           Section 6 of the Plan shall be deleted, and the following shall be substituted therefore:

“6.           Payment of Incentive Benefit After Death of Employee.  If an Employee terminates employment due to death and is entitled to receive the Incentive Benefit which would be payable on the next following Employment Incentive Date pursuant to Section 4(a) hereof, such Incentive Benefit shall be paid in a lump sum cash payment, subject to applicable withholding, as soon as practicable after the date of death but in no event later than the 15th day of March following the end of the calendar year during which the death occurs to (a) the Employee’s beneficiary (or beneficiaries) designated under the employer’s group life insurance plan, if living, or, (b) if none is so designated or living, the executor of the Employee’s estate.”

2.	The third sentence of Section 4(a) of the Plan shall be deleted, and the following shall be substituted therefore:

“Except as provided in Section 6 below with respect to payments made after the death of an Employee, such Incentive Benefit shall be payable in a lump sum cash payment, subject to applicable withholding, (A) within 20 business days after the date of termination in the event of a termination other than for Cause, or (B) in the event of a determination of Disability, no later than the earlier of (1) March 15 of the year following the year of the date of determination or (2) 30 business days after the Incentive Payment Date.”

EXECUTED and effective as of December 18, 2008.

TARGA RESOURCES INVESTMENTS INC.

By:                      /s/     Rene R. Joyce________
Name:                                Rene R. Joyce
Title:                                Chief Executive Officer